UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 19, 2025

EVOFEM BIOSCIENCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36754	20-8527075
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7770 Regents Road, Suite 113-618

San Diego, California 92122

(Address of principal executive offices)

(858) 550-1900

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common stock, par value $0.0001 per share	EVFM	OTCPK

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Collaboration Agreement and IP License Agreement

On May 19, 2025 (the “Effective Date”), Evofem Biosciences, Inc. (the “Company”), entered into a License and Supply Agreement (the “License Agreement”) with Pharma 1 Drug Store L.L.C, a United Arab Emirates limited liability company (“Pharma 1”), to grant Pharma 1 an exclusive license to develop, market, advertise, promote, distribute, offer for sale, sell, and import SOLOSEC® (secnidazole) 2 g oral granules product in the United Arab Emirates (UAE), Kuwait, Saudi Arabia, Qatar and certain other countries in the Middle East region (the “Territory”) for a period of five years commencing on the Effective Date (the “Term”).

Under the License Agreement, Pharma 1 shall create a Development Plan (as defined in the License Agreement) to pursue all reasonable actions necessary to obtain governmental approval of SOLOSEC (the “Product”) in the Territory. Furthermore, subject to the terms and conditions of the License Agreement, the Company granted to Pharma 1 an exclusive, royalty-free, sublicensable license to the Product to advertise, promote, distribute for commercial sale, offer for sale, sell, and import for commercial sale the Licensed Product in the Territory. Within three (3) months from the Effective Date, Pharma 1 must file the regulatory dossier for the Product with the UAE. Within two (2) weeks of the Product’s regulatory approval, Pharma 1 must place an order for sufficient quantities of the Product to support commercial launch of the Product in the UAE. Within eighteen (18) months after the last governmental approval of the Product, Pharma 1 must seek governmental approval of the Product in a different country/state in the Territory.

Consideration for the exclusive commercial rights to SOLSOEC in the Territory includes an upfront payment, payments on achievement of certain regulatory milestones, and sales-based milestone payments. Once approved, the Company will supply SOLOSEC to Pharma 1 for sale in the Territory at cost-plus.

The License Agreement contains customary representations, warranties and indemnities of the Company and Pharma 1 relating to the Product.

Item 7.01 Regulation FD Disclosure

On May 21, 2025, the Company issued a press release regarding its entry into the License Agreement. A copy of the foregoing press release is attached as Exhibit 99.1 to this Current Report on Form 8-K (this “Current Report”) and is incorporated by reference herein.

The information set forth under Item 7.01 of this Current Report, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section. The information in Item 7.01 of this Current Report, including Exhibit 99.1, shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any incorporation by reference language in any such filing, except as expressly set forth by specific reference in such a filing. This Current Report will not be deemed an admission as to the materiality of any information in this Current Report that is required to be disclosed solely by Regulation FD.

This Current Report, including Exhibit 99.1, contains forward-looking statements. These forward-looking statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Forward-looking statements are based upon assumptions as to future events that may not prove to be accurate. Actual outcomes and results may differ materially from what is expressed in these forward-looking statements

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1+	License Agreement by and between the Company and Pharma 1 Drug Store, L.L.C.
99.1	Press release dated May 21, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

+ Certain schedules, exhibits, annexes and similar attachments have been omitted pursuant to Item 601(b)(10)(iv) of Regulation S-K. A copy of any omitted schedule or exhibit will be furnished supplementally to the Securities and Exchange Commission upon request; provided, however, that the Company may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any schedule or exhibit so furnished.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVOFEM BIOSCIENCES, INC.

Dated: May 22, 2025	By:	/s/ Saundra Pelletier
Saundra Pelletier
Chief Executive Officer